EXHIBIT 10.4

Translated from the original Mandarin

Shanghai Wai Gao Qiao Bonded Zone Tenancy Agreement

Party A (Landlord)  Shanghai Xin Yong Logistics Ltd
Party B (Tenant)   SinoHub Electronics Shanghai, Ltd.

Based on laws and regulations, Party A and Party B agreed on the following terms:
1.	Leasing property, area, purpose
a)	Leasing property: 4D, 5/F, No 350, Xi Ya Road, Wai Gao Qiao Bonded Zone, Shanghai.
b)	The leasing area is 599m2
c)	This property shall be used as a warehouse or an office or both.
2.	Leasing period
a)	From 2008-6-1 to 2011-5-31
3.	Rent
a)	Deposit shall be 1 months’ rent
b)	The rent is RMB328.5/m2/year,total rent shall be RMB183630.
c)	Party B shall pay rent before 20 every month
d)	Party B shall pay management fee
4.	Deposit
a)	Party B shall pay deposit 7 days after this Agreement goes into effect, RMB15,302.5. Party A shall not return this deposit to Party B if Party B makes an early termination of this Agreement.
b)
Party B shall negotiate with Party A about renew this lease 30 days before the termination. If Party B doesn’t renew the lease for this property, Party A shall return deposit to Party B within 7 days after Party B closes off all expenses.

5.	Property hand over
a)	Party A shall be ready to hand over this property to Party B before 2006-6-1, Party B shall sign on the hand over sheet after check and accept.
b)	Party B shall be ready to hand over this property to Party A before 2011-5-31, Party A shall sign the hand-over sheet after checking and accepting that the premises are is good order.
6.	Facilities use, maintenance and repair
a)	Party B shall be in charge of facilities maintenance and repair, Party A has the right to inspect facilities condition.
b)	Party B shall take actions to prevent from any kind of danger.
c)	Party B shall be responsible for any damage caused to leasing items.
7.	Insurances
a)	Party A shall buy insurances for leasing items, and Party B shall buy insurances for its own property (liability insurance included).
8.	Property management
a)	After the tenancy termination, Party B shall clean the property, otherwise Party B shall pay for the expenses to clean the property.
b)	Any activity shall be in comply with laws and regulations of China. Otherwise Party B shall be responsible for all loss.
9.	Property sublet

a)	Party B shall not sublet the property to a third party
10.	Exceptions clause
a)
If either Party cannot implement this Agreement due to natural disaster, war or other unforeseeable events, this Party shall notice the other Party with written official proof, and this Party is not responsible for any loss

11.	Taxes and dues
a)	Expenses caused by this Agreement shall be taken by both Parties.
12.	Notice
a)	Any notice in concern with this Agreement shall be in written and be delivered by registered mail. Notice letters shall be deemed as properly received 10 days after delivery to the agreed address.
13.	Applicable law
a)	Controversy shall be handled by arbitration commission of Shanghai
b)	This Agreement applies to the laws and regulations of PRC
14.	Miscellaneous clause
a)	Parties hereto may revise or supplement through negotiation matters not mentioned herein.
b)	This Agreement is made in quintuplicate.
15.	Validity of treaty
a)	This Agreement goes into effect right after both Parties sign and chop on the Agreement.

Party A	Party B